UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

APRIL 11, 2014
Date of Report (Date of earliest event Reported)

MESA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-11740

COLORADO (State or other Jurisdiction of Incorporation or Organization)	84-0872291 (I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO (Address of Principal Executive Offices)	80228 (Zip Code)

Issuer’s telephone number, including area code: (303) 987-8000

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 11, 2014, Mesa Laboratories, Inc. (the “Company”), amended its Credit Facility with JPMorgan Chase Bank, N.A. (“Chase Bank”). The significant modifications in the amendment include the extension of the maturity date from February 29, 2015 to June 30, 2017 and the addition of a $15.0 million term loan (the “Term Loan”). The proceeds from the Term Loan are to be used primarily for acquisitions.

The Term Loan bears interest at LIBOR plus 2% and requires 11 quarterly principal payments (the first due date being July 15, 2014) in the amount of $750,000 with the remaining balance of principal and accrued interest due on April 15, 2017.

The covenant requirements under the Credit Facility were modified as such that the minimum fixed charge coverage ratio was reduced from 1.5 to 1.0 to 1.35 to 1.0. All other covenant requirements remain the same.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

10.1      First Amendment and Consent Credit Agreement dated as of April 11, 2014 between Mesa Laboratories, Inc. as the Borrower and JPMorgan Chase Bank, N.A., as the Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: April 15, 2014	BY:	Mesa Laboratories, Inc.
/s/ John J. Sullivan

John J. Sullivan
President and Chief Executive Officer